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                                                                   EXHIBIT 10.20


                    EMPLOYMENT AGREEMENT DATED MARCH 10, 2000
                 BY AND BETWEEN GLOBALDIGITALCOMMERCE.COM, INC.
                            AND RICHARD H. MIDDELBERG



March 10, 2000


Dear Richard:

We are pleased to offer you a full time exempt position as Vice President/CFO. The anticipated start date is March 15, 2000, subject to the favorable reference checks. The purpose of this letter is to set forth the basic terms and conditions of your employment with GlobalDigitalCommerce.com, Inc. ("GDCC"). By signing this letter, you will be agreeing to these terms. It is important that you understand clearly both what your benefits are and what is expected of you by GDCC.

      1. DUTIES. Your duties generally will include, but are not limited to,
         ------
those duties normally performed by a Vice President/CFO. You may be assigned other duties as needed and your duties may change from time to time on reasonable notice, based on the needs of GDCC and your skills, as determined by GDCC. You will report directly to the President/CEO.

      As an employee, you are required to exercise your specialized expertise, independent judgment and discretion to provide high-quality services. You are required to follow company policies and procedures adopted from time to time by GDCC and to take such general direction as you may be given from time to time by your supervisor. GDCC reserves the right to change these policies and procedures at any time. You are required to devote your full energies, efforts and abilities to your employment with GDCC.

      2. HOURS OF WORK. As a salaried exempt employee, you are expected to work
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the number of hours required to get the job done. At a minimum, to meet our clients' needs you are generally expected to be present during the normal working hours of GDCC, 8AM to 5PM local time. Your primary office will be in San Diego.

      3. SALARY. Please see Exhibit A.
         ------

      4. EXPENSES. As an employee, you will be reimbursed for all reasonable
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travel and business expenses incurred on behalf of GDCC. Any expense over
$100.00 must be approved in writing in advance BY (SPECIFY PERSON).

      5. EMPLOYEE BENEFITS. You will be eligible for the standard GDCC benefits
         -----------------
which are generally applicable to full-time employees. These benefits are subject to change, on a prospective basis at GDCC's discretion.

      6. PROPRIETARY RIGHTS; DUTY TO DISCLOSE. Employee hereby acknowledges and
         ------------------------------------
agrees to be bound by the provisions of GDCC's enclosed "Confidentiality and Nonsolicitation Agreement".



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Employee agrees during and after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or other legal entity. Should employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the employee for a breach or threatened breach of this condition, including the recovery of damages from the employee.

      7. NONSOLICITATION OF EMPLOYEES. Employee specifically agrees that during
         ----------------------------
the term of this agreement and for a period of one (1) year thereafter, employee shall not, directly or indirectly, either for himself or for any other person, firm, corporation or other legal entity, solicit any then employee of GDCC to leave the employment of GDCC.

      8. GOVERNING LAW. This Agreement shall be governed by and construed and
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enforced in accordance with and subject to the laws of the State of California.
Any dispute or action between the employee and the Company resulting out of this agreement must be brought in the jurisdiction of the State of California or it is void.

      9. AGREEMENT TO ARBITRATE. You and GDCC agree that any and all disputes
         ----------------------
between you and GDCC (including claims against its employees, officers, directors, agents, successors and assigns which arise out of or relate to their actions on behalf of the Company) arising out of or in any way related to the employment relationship, including any disputes upon termination, shall, to the fullest extent permitted by law, be resolved by binding arbitration before a single neutral arbitrator.

         9.1 SCOPE OF AGREEMENT. The disputes subject to this agreement include,
             ------------------
but are not limited to, all potential claims relating to employment, such as breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline or failure to accommodate, family and medical or pregnancy disability leave, compensation or benefit claims, constitutional or common law claims, and claims for attorneys' fees and costs to the fullest extend permitted by law.

         9.2 PRE-ARBITRATION PROCEDURES. Prior to pursuing arbitration, you and
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GDCC agree to take the following steps:

             9.2.1 The party claiming to be aggrieved shall furnish to the other party a written statement of any and all disputes in sufficient detail to apprise the other party of the substance of the claims and identifying any witnesses or documents that support the claim and the relief requested or proposed.

             9.2.2 If the other party does not agree to furnish the relief requested or proposed, or otherwise does not satisfy the demand of the party claiming to be aggrieved, the aggrieved party may request that the dispute be submitted to mediation. If both parties agree, the dispute shall be submitted to nonbinding mediation before a neutral mediator jointly selected by the parties. The parties will share the costs of the mediation.






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         9.3 ARBITRATION PROCEDURES.
             ----------------------

             9.3.1 If the mediation does not produce a mutually satisfactory resolution of the dispute, the aggrieved party may request arbitration before a single neutral arbitrator. To do so, the aggrieved party must notify the other party in writing of the claim it wishes to arbitrate. All claims must be brought within the applicable statute of limitations period.

             9.3.2 The arbitrator shall be mutually selected by the parties or, if they are unable to reach agreement on an arbitrator, the parties agree to use the then current National Rules for the Resolution of Employment Disputes of the American Arbitration Association, except that the arbitrator shall be selected by alternately striking names from a panel of five (5) neutral labor or employment arbitrators designated by the American Arbitration Association.

             9.3.3 The arbitration shall be governed by the rules set forth in California Code of Civil Procedure section 1280 and following (and any successor statue). The parties may engage in discovery pursuant to California Code of Civil Procedure section 1283.05. The parties may be represented by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award permitted by applicable law that could be entered by a judge of the Superior Court of the State of California or the United States District Court sitting without a jury, and only such power.

             9.3.4 By entering into this agreement, both parties understand that they are giving up their constitutional right to have any such dispute decided in a court of law before a jury and instead are accepting the use of binding arbitration.

             9.3.5 The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of the employment agreement. In addition, the arbitrator shall not have the authority to require GDCC to change any lawful policy or benefit plan.

             9.3.6 Either party, at its expense, may arrange for and pay for the cost of a court reporter to provide a written transcript of the proceedings.

             9.3.7 The parties shall share equally the fees and costs of the arbitrator. Each party shall bear their own legal fees and costs. However, if any party prevails on a statutory claim that affords the prevailing party attorneys' fees and costs, the arbitrator may award reasonable attorneys' fees and costs to the prevailing party.

             9.3.8 Arbitration shall be the exclusive final remedy for any dispute between the parties to the fullest extent permitted by law. However, nothing in this paragraph 9 shall limit the right of either party to apply for a provisional remedy pursuant to California Civil Code section 1281.8(b) or any successor statue.

             9.3.9 The arbitrator shall promptly render a written award which provides the factual and legal basis for the award.






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          9.3.10 This agreement to arbitrate survives the termination of employee's employment with GDCC. This agreement constitutes the entire agreement between the parties on the subject of resolution of employment disputes and supersedes all prior understandings or agreements, written or oral, on the subject.

      10. ASSIGNMENTS. The rights and obligations of GDCC under this agreement
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shall inure to the benefit of and be binding upon its successors and assigns.
This agreement may not be assigned by you without the written consent of GDCC.

      11. INTEGRATED AGREEMENT. This agreement and the Confidentiality and
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Nonsolicitation Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matter herein. It constitutes the full, complete and exclusive agreement between you and GDCC with respect to the subject matters herein. This Agreement may only be modified by a writing signed by you and the President or Chief Financial Officer of GDCC.

      12. NOTICES. All notices or other communications provided for by this
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agreement shall be made in writing and shall be deemed properly delivered when
(i) delivered personally or (ii) by the mailing of such notice by registered or certified mail, postage prepaid, to the parties at the addresses set forth on the signature page of this agreement (or to such other address as one party designates to the other in writing).

      13. COUNTERPARTS. This agreement may be executed in one or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14. SEVERABILITY. If any provision of this agreement is declared invalid
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by any court or tribunal, that provision is deemed deleted from this agreement as though such provision had never been included herein. The remaining provisions of the agreement shall remain in effect.

      15. PERFORMANCE EVALUATION. There will be a probationary period of 90 days
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commencing on the first day of employment. At the end of the probationary period an employee performance evaluation will be conducted. A satisfactory evaluation will result in regular employee status. Failure to obtain a satisfactory evaluation may result in the following:

          1.) The extension of the probationary period.

          2.) Termination of the employee.

This does not alter the at-will employment relationship between you and GDCC.

      16. TERMS OF EMPLOYMENT. The term of this agreement is at will. You or
          -------------------
GDCC may terminate the employment relationship at any time, with or without cause. GDCC also reserves the right to modify your position or duties and to impose any form of discipline it determines is appropriate at any time.




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In order to confirm your agreement with and acceptance of these terms, please sign and return to our office no later than MONDAY, MARCH 13, 2000. You are
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being given two original copies, one copy for your records and the other should be signed and returned to GDCC. If there is any matter in this letter, which you wish to discuss further, please do not hesitate to speak to me.


                              Very truly yours,
                              GlobalDigitalCommerce.com, Inc.


                              By:  /s/ John Anthony Whalen, Jr.
                                   ----------------------------
                                   John Anthony Whalen, Jr.
                                   President/CEO



Enclosure

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

      I agree to the terms of employment set forth in this agreement. I understand and I agree that am employed on an at will basis.

Dated:  March 14, 2000
        --------
                                    /s/ Richard H. Middelberg
                                    --------------------------
                                    Richard H. Middelberg










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                                    EXHIBIT A




EMPLOYEE:                Richard H. Middelberg

INITIAL POSITION:        Vice President/CFO

STATUS:                  Exempt

APPROXIMATE START DATE:  March 15, 2000

REPORTS TO:              President/CEO

ANNUAL SALARY:           $100,000 payable semi-monthly on the 15th and the last
                         day of each month.

BONUS: A bonus of $25,000 for the closing of each corporate finance round. All terms of such bonus are subject to approval by the Board of Directors.

STOCK OPTIONS:           A grant of Incentive Stock Options ("ISOs") for 120,000
                         shares of Common Stock upon commencement of work.
                         Options will vest monthly over 36 months with vesting of first three months deferred until the 90 day probation is completed and expire ten (10) years from date of grant. In order to qualify for preferential tax treatment, the exercise price of ISOs must be no less than the fair market value of a share of Common
                         Stock on the date of the grant. All terms and conditions of the stock option grants are in accordance with C2i's standard stock option plan.

BUSINESS EXPENSES:       Reasonable travel and expense reimbursement, with
                         proper advance approval.

MEDICAL EXPENSES:        GDCC  offers  Blue  Shield of  California  as our
                         health plan provider to our employees. For additional information regarding the health benefits, please refer to the Blue Shield of California Summary
                         Plan.






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